Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Record Results
for Quarter and Six Months Ended September 30, 2010
Record Quarter - Net Income of $6.8 million on Net Sales of $65.2 million

Hampton, VA, November 3, 2010 – Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and six months ended September 30, 2010.

The Company reported an increase in consolidated net sales of $17.2 million or 36% to $65.2 million for the three months ended September 30, 2010, as compared to the corresponding period last year.  Excluding sales from the recent Pressure Systems Inc. (“PSI”) acquisition, organic sales increased $15.4 million or 32%.  For the three months ended September 30, 2010, the Company reported income from continuing operations, net of income taxes, of $6.8 million, or $0.45 per diluted share, as compared to income from continuing operations, net of income taxes, of $0.1 million or less than $0.01 per diluted share, for the same period last year.

The Company reported an increase in consolidated net sales of $34.7 million or 38% to $126.3 million for the six months ended September 30, 2010, as compared to the corresponding period last year.  For the six months ended September 30, 2010, the Company reported income from continuing operations, net of income taxes, of $12.3 million, or $0.82 per diluted share, as compared to a loss from continuing operations, net of income taxes, of $1.4 million, or $0.10 per diluted share, for the same period last year.

The overall increase in sales for the three and six months ended September 30, 2010 is largely attributable to improvements in overall global economic conditions, expanded share of existing and new customers from broader product adoptions and new programs, as well as sales from our recent acquisition of PSI. The increase in income from continuing operations for the three and six months ended September 30, 2010 primarily reflects the overall increase in sales, improved gross margins due to improved overhead absorption, partially offset by foreign currency exchange losses and the increase in income tax expense.  The financial performance during the six months ended September 30, 2010 was adversely impacted by a non-cash, discrete tax adjustment of $0.3 million associated with an IRS audit and settlement, as well as the write-off of deferred financing costs of $0.6 million attributable to the Company’s prior credit facility, which was replaced in June 2010.  Together, the two items adversely impacted net income by approximately $0.06 per diluted share.

Frank Guidone, Company CEO commented, “We were very pleased with the operating performance this quarter.  Not only did we post record results in terms of EPS and Adjusted EBITDA, perhaps more importantly, our Adjusted EBITDA margin for the quarter was  20%, which is unprecedented for MEAS.  We have used 20% Adjusted EBITDA margin as the target earnings model for MEAS, and our first half performance certainly supports our ability to perform at this level.  Free cash flow declined for the first half of FY11 as compared to the same period last year, driven by higher investment in working capital and equipment required to support the increased sales.”

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Guidone continued, “Excluding sales and bookings from PSI (acquired in September), book to bill was 1.04 for the quarter, signaling continued expansion in top line.  While we remain cautious given general global economic conditions are mixed, at this point our indicators support continued quarter to quarter growth.”

Bookings are orders the Company has accepted from customers and are supported by purchase orders.  Billings are orders the Company has invoiced to the customer for which sales revenue is recognized.  The book to bill ratio is the ratio of bookings to billings.  Adjusted EBITDA is a non-GAAP financial measure.  Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

On November 3, 2010, the Company filed its Form 10-Q for the three and six months ended September 30, 2010.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, November 4, 2010 at 11:00 AM Eastern to answer questions regarding the fiscal year results reported in our Form 10-Q for quarter and six months ended September 30, 2010.  US dialers: (877) 407-8035; International dialers (201) 689-8035. Interested parties may also listen via the Internet at: www.investorcalendar.com. The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 358727, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
				(As
		(As Adjusted)		Adjusted)
(Amounts in thousands, except per share amounts)	2010	2009	2010	2009
Net sales	$65,166	$47,939	$126,336	$91,661
Cost of goods sold	37,429	30,666	72,395	58,738
Gross profit	27,737	17,273	53,941	32,923
Selling, general, and administrative expenses	18,679	16,266	37,312	33,375
Operating income (loss)	9,058	1,007	16,629	(452)
Interest expense, net	884	1,018	1,642	2,187
Foreign currency exchange loss (gain)	277	(437)	197	(973)
Equity income in unconsolidated joint venture	(142)	(98)	(249)	(210)
Other expense	107	9	133	29
Income (loss) before income taxes	7,932	515	14,906	(1,485)
Income tax expense (benefit)	1,175	447	2,561	(75)
Income (loss) from continuing operations, net of income taxes	6,757	68	12,345	(1,410)
Loss from discontinued operations, net of income taxes	-	(125)	-	(125)
Net income (loss)	$6,757	$(57)	$12,345	$(1,535)

Earnings (loss) per common share - Basic:
Income (loss) from continuing operations, net of income taxes	$0.46	$-	$0.85	$(0.10)
Loss from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss) - Basic	$0.46	$(0.01)	$0.85	$(0.11)

Earnings (loss) per common share - Diluted:
Income (loss) from continuing operations, net of income taxes	$0.45	$-	$0.82	$(0.10)
Loss from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss) - Diluted	$0.45	$(0.01)	$0.82	$(0.11)

Weighted average shares outstanding - Basic	14,569	14,486	14,561	14,486
Weighted average shares outstanding - Diluted	15,127	14,486	15,112	14,486

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		(As Adjusted)
	September 30,	March 31,
(Amounts in thousands)	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$26,458	$23,165
Accounts receivable trade, net of allowance for doubtful accounts of $576 and $464, respectively	37,752	29,689
Inventories, net	51,492	40,774
Deferred income taxes, net	1,673	1,602
Prepaid expenses and other current assets	4,099	3,148
Other receivables	892	659
Income taxes receivable	1,607	1,287
Total current assets	123,973	100,324

Property, plant and equipment, net	48,708	44,437
Goodwill	113,749	99,235
Acquired intangible assets, net	30,981	23,613
Deferred income taxes, net	7,396	6,607
Investment in unconsolidated joint venture	2,257	2,117
Other assets	1,602	939
Total assets	$328,666	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		(As Adjusted)
	September 30,	March 31,
(Amounts in thousands, except share amounts)	2010	2010

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$5,000	$5,000
Current portion of long-term debt	197	2,295
Current portion of capital lease obligations	128	193
Current portion of promissory notes payable	2,561	2,349
Accounts payable	22,598	17,884
Accrued expenses	5,664	4,719
Accrued compensation	9,940	7,882
Deferred income taxes, net	262	182
Other current liabilities	3,019	3,064
Total current liabilities	49,369	43,568

Revolver	62,746	53,547
Long-term debt, net of current portion	20,807	6,488
Capital lease obligations, net of current portion	17	63
Promissory notes payable, net of current portion	2,561	2,349
Deferred income taxes, net	7,625	2,969
Other liabilities	1,342	1,292
Total liabilities	144,467	110,276

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,595,981 and 14,534,431 shares issued and outstanding, respectively	-	-
Additional paid-in capital	87,045	85,338
Retained earnings	85,479	73,134
Accumulated other comprehensive income	11,675	8,524
Total equity	184,199	166,996
Total liabilities and shareholders' equity	$328,666	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended September 30,
		(As Adjusted)
(Amounts in thousands)	2010	2009
Cash flows from operating activities:
Net income (loss)	$12,345	$(1,535)
Loss from discontinued operations	-	(125)
Income (loss) from continuing operations	12,345	(1,410)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,120	7,205
Loss (gain) on sale of assets	-	64
Non-cash equity based compensation	1,257	1,411
Deferred income taxes	422	879
Equity income in unconsolidated joint venture	(254)	(210)
Unconsolidated joint venture distributions	114	-
Net change in operating assets and liabilities:
Accounts receivable, trade	(5,363)	1,757
Inventories	(7,942)	5,211
Prepaid expenses, other current assets and other receivables	(812)	(73)
Other assets	95	(1,169)
Accounts payable	3,552	172
Accrued expenses, accrued compensation, other current and other liabilities	2,540	3,082
Income taxes payable and income taxes receivable	(321)	(974)
Net cash provided by operating activities	12,753	15,945
Cash flows from investing activities:
Purchases of property and equipment	(4,744)	(2,284)
Proceeds from sale of assets	32	50
Acquisition of business, net of cash acquired	(25,000)	(100)
Net cash used in investing activities	(29,712)	(2,334)
Cash flows from financing activities:
Borrowings from revolver	62,746	-
Borrowings from long-term debt	20,000	-
Repayments of short-term debt, revolver, and capital leases	(53,654)	(7,807)
Repayments of long-term debt	(8,196)	(1,213)
Payment of deferred financing costs	(1,499)	(832)
Proceeds from exercise of options and employee stock purchase plan	450	2
Net cash provided by (used in) financing activities	19,847	(9,850)

Net change in cash and cash equivalents	2,888	3,761
Effect of exchange rate changes on cash	405	561
Cash, beginning of year (As Adjusted)	23,165	22,277
Cash, end of period	$26,458	$26,599

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
		(As Adjusted)		(As Adjusted)
	2010	2009	2010	2009

(In thousands, except percentages)

Income from continuing operations, net of income taxes	$6,757	$68	$12,345	$(1,410)

Add Back:
Interest	884	1,018	1,642	2,187
Provision for income taxes	1,175	447	2,561	(75)
Depreciation and amortization	3,350	3,475	7,120	7,205
Foreign currency exchange loss (gain)	277	(437)	197	(973)
Non-cash equity based compensation	567	811	1,257	1,411
ITAR legal fees	8	158	18	158
Adjusted EBITDA	$13,018	$5,540	$25,140	$8,503
As % of Net Sales	20.0%	11.6%	19.9%	9.3%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$9,331	$8,892	$12,753	$15,945
Purchases of property and equipment	(3,330)	(3,215)	(4,744)	(2,284)
Free Cash Flow	$6,001	$5,677	$8,009	$13,661

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information.  We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.”  Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies.  Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses to the Company’s net income from continuing operations.  Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment).  The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period.  Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues.  The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses.  The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company.  A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP.   These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business.   The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com